UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2014
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2014, Michael H. McGarry was appointed Chief Operating Officer of PPG Industries, Inc. (the “Company”), effective August 1, 2014. Mr. McGarry will have executive oversight responsibility for all of the Company’s strategic business units and operating regions and the information technology, environment, health and safety, and purchasing functions. On July 17, 2014, the Company issued a press release announcing Mr. McGarry’s appointment. A copy of this press release is attached hereto as Exhibit 99.1.

In connection with Mr. McGarry’s appointment and change in corporate responsibilities, effective August 1, 2014, Mr. McGarry’s monthly salary will be increased to $56,250, and he will be eligible for a prorated target cash bonus under the Company’s Incentive Compensation Plan of $675,000. On August 1, 2014, Mr. McGarry will receive a grant under the Omnibus Incentive Plan comprised equally of stock options, restricted stock units and total shareholder return contingent shares with an aggregate value of $650,000 at the time of grant.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of PPG Industries, Inc. dated July 17, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 17, 2014	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer